UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 12, 2008

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment and Restatement of Bylaws

On December 12, 2008, the Board of Directors amended Autodesk’s Bylaws to effect the following principal changes:

(i)	clarify various provisions relating to the calling and cancelling of special meetings;

(ii)	revise the advance notice Bylaw;

(iii)	require notice to Autodesk of proposed actions by written consent of the stockholders and establish mechanisms for setting a record date and inspecting consents submitted;

(iv)	update the Bylaw regarding inspectors of election;

(v)	clarify provisions regarding appointment and removal processes with respect to Autodesk’s two classes of officers (executive officers and non-executive officers); and

(vi)	make minor clarifying and conforming changes.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Stockholder Proposals and Director Nominations at 2009 Stockholder Meeting (and Future Meetings)

The amendments to the Bylaws described above change the periods during which Autodesk must receive (i) proposals for actions for consideration at next year’s annual meeting of stockholders (and future meetings) and (ii) nominations of individuals to serve as directors as follows:

Requirements for stockholder proposals to be considered for inclusion in Autodesk’s proxy material—Stockholders may present proper proposals for inclusion in Autodesk’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to Autodesk’s General Counsel in a timely manner. In order to be included in the proxy statement for the 2009 annual meeting of stockholders, stockholder proposals must be received by Autodesk’s General Counsel no later than December 29, 2008, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, in order to have a proposal presented at an annual meeting of stockholders, stockholders must comply with the provisions of Section 2.5 of the Bylaws, as described below.

Requirements for stockholder nominations and proposals to be brought before an annual meeting—Section 2.5 of Autodesk’s Bylaws establishes an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by stockholders who have timely delivered written notice to Autodesk’s General Counsel during the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance—Nominating Process for Recommending Candidates for Election to the Board of Directors” on page 19 of Autodesk’s proxy statement for its 2008 Annual Meeting.

The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors, or (3) by a stockholder who has timely delivered written notice which sets forth all information required by Autodesk’s Bylaws to the General Counsel of Autodesk during the Notice Period (as defined below).

The “Notice Period” is defined as the period commencing on the date 75 days prior to the one year anniversary of the date on which Autodesk first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders and terminating on the date 45 days prior to the one year anniversary of the date on which Autodesk first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2009 annual meeting of stockholders will be from February 12, 2009 to March 14, 2009.

Item 9.01.	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL DI FRONZO
Pascal Di Fronzo
Senior Vice President and General Counsel

Date: December 18, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws.